Exhibit 10.1

KeyBanc Capital Markets
One Embarcadero Center, Ste. 1100
San Francisco, CA 94111

Tel: 415.733.2476
Fax: 415.733.2480
E-mail: kmcbride@keybanccm.com

October 24, 2007

Kratos Defense & Security Solutions, Inc.

Bridge Pointe Corporate Centre

4810 Eastgate Mall

San Diego, CA 92121

Attention: Eric DeMarco, Executive President and Chief Executive Officer

                                Re: $75,000,000 Senior Secured Credit Facilities — Facilities Letter

Ladies and Gentlemen:

You have advised KeyBanc Capital Markets (“KeyBanc”) that Kratos Defense & Security Solutions, Inc. (“you” or the “Company”) intends to acquire (the “Acquisition”) all the issued and outstanding capital stock (the “Shares”) of Haverstick Consulting, Inc. (the “Target”) followed by a merger (the “Merger”) of the Target with and into the Company.  We understand that the cash consideration to be paid for the Shares acquired in connection with the Acquisition will be up to $69,000,000.  You have further advised us that in connection with the foregoing, the Company will obtain senior credit facilities (the “Facilities” and, together with the Acquisition, the “Transactions”) in an aggregate principal amount of up to US$75,000,000, as more fully described in the Summary of Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”).

You have requested that KeyBanc (i) agree to structure, arrange and syndicate the Facilities, (ii) to serve as exclusive advisor, sole lead arranger, sole bookrunner, sole syndication agent and administrative agent and (iii) through its affiliate KeyBank National Association (“KeyBank”) commit to provide the aggregate principal amount of the Facilities.  KeyBanc is pleased to advise you of (i) its willingness to act as exclusive advisor, sole lead arranger, sole bookrunner, sole syndication agent and administrative agent for the Facilities and (ii) KeyBank’s commitment to provide the entire amount of the Facilities (the “Commitment”) upon the terms and subject to the conditions set forth or referred to in this Facilities Letter, the Term Sheet, the Conditions Annex attached hereto as Exhibit B (the “Conditions Annex” and, together with this Facilities Letter and the Term Sheet, the “Commitment Letter”) and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Facilities (the “Fee Letter”).

KeyBanc reserves the right and intends, prior to or after the execution of the definitive documentation with respect to the Facilities (the “Facilities Documents”), to syndicate all or a portion of its commitment to one or more financial institutions or other persons (such entities, together with KeyBank, the “Lenders”) identified by KeyBanc in consultation with, and reasonably acceptable to, you, which Lenders will become parties to the Facilities Documents. It is agreed that KeyBanc will act as the sole administrative agent and exclusive advisor for, and sole lead arranger, sole bookrunner and sole syndication agent of, the Facilities and that no additional agents or co-agents or co-arrangers will be appointed without the prior written consent of KeyBanc.

KeyBanc shall be entitled, after consultation with the Company, to change the pricing, terms, allocation or structure of the Facilities, provided that the total amount of the Facilities remains unchanged, either before or after the closing of the Facilities should KeyBanc, as the Lead Arranger, determine in its reasonable discretion that such changes are advisable in order to ensure a successful syndication or an optimal capital structure.  The commitments of KeyBanc under any Commitment Letter shall be subject to the agreements of this paragraph.  The Term Sheet shall be deemed to be amended to reflect such changes and the syndication process shall continue.  The agreements in this paragraph shall survive the closing of the Facilities.

KeyBanc will manage, in consultation with you, all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted and which institutions will participate in the allocations of the commitments among the Lenders. You agree to assist KeyBanc in forming any such syndicate and to provide the potential Lenders, promptly upon request, with all information reasonably requested by them to complete successfully the syndication, including but not limited to (i) your assistance in the preparation of an information package, including a Confidential Information Memorandum for the Facilities and other materials for delivery to potential Lenders and participants, and (ii) such other information and projections prepared by you or your advisors relating to the Transactions as may be reasonably requested by KeyBanc or the potential Lenders. You also agree to participate in, and to make appropriate senior officers and representatives of the Company available to participate in, informational meetings for potential Lenders and participants at such times and places as KeyBanc may reasonably request and to use commercially reasonable efforts to ensure that KeyBanc’s syndication efforts materially benefit from the Company’s existing banking relationships.

At KeyBanc’s request, you agree to prepare versions of the information memoranda and other marketing materials to be used in connection with the syndication that do not contain material non-public information concerning the Company, its affiliates or their securities.  In addition, you agree that unless specifically labeled “Private—Contains Non-Public Information,” no information, documentation or other data disseminated to prospective lenders in connection with the syndication of the Facilities, whether through an Internet website (including, without limitation, an IntraLinks work-space), electronically, in presentations at meetings or otherwise, will contain any material non-public information concerning the Company, its affiliates or their securities.

To ensure an orderly and effective syndication of the Facilities, you agree that, from the date hereof until the termination of the syndication (as reasonably determined by KeyBanc), you will not and will not permit any of your affiliates to, and after consummation of the Merger you will not permit the Target and its affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt security or commercial bank or other debt facility (including any renewals thereof), without the prior written consent of KeyBanc; provided, however, that the foregoing shall not apply to the transactions contemplated in this Commitment Letter.

You represent and warrant and covenant that:

(a) all information (other than financial projections) taken with your filings with the SEC which have been or are hereafter furnished to KeyBanc by you or any of your representatives in connection with the Transactions is complete and correct as of the date thereof in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made; and

(b) all financial projections taken with your filings with the SEC that have been or are hereafter prepared by you or on your behalf and made available to KeyBanc have been or will be prepared in good faith based upon what you believe to be reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond your, or the Target’s, control and that no assurance can be given that the projections will be realized).

You agree to supplement the information and projections referred to in clauses (a) and (b) above from time to time until completion of the syndication so that the representations and warranties in the preceding sentence remain correct without regard to when such information and projections were furnished. In issuing this Commitment Letter and arranging and syndicating the Facilities, KeyBanc will be entitled to use and rely on such information and projections without independent verification thereof.

The commitment of KeyBanc hereunder is subject to your compliance with the terms and conditions of this Commitment Letter and the Fee Letter; please note, however, that the terms and conditions of KeyBanc’s commitment hereunder are not limited to those set forth herein and that those matters that are not covered or made clear herein are subject to mutual agreement of the parties hereto.

In addition to the fees described in the Term Sheet hereto, the Company will pay the fees set forth in the Fee Letter. The terms of the Fee Letter are an integral part of KeyBanc’s commitment and undertaking hereunder and constitute part of this Commitment Letter for all purposes hereof. Each of the fees described in the Fee Letter and the Term Sheet hereto shall be nonrefundable when paid unless otherwise specified. You agree that neither you nor any of your affiliates will pay to any Lender any compensation or award any titles of any kind for its participation in the Facilities except as expressly provided for in this Commitment Letter, Term Sheet or in the Fee Letter, or as you and we otherwise agree.

You agree to reimburse KeyBanc and its affiliates for their reasonable out-of-pocket fees and expenses incurred in connection with the preparation, execution and delivery of this letter, the Fee Letter and the Facilities Documents and the activities thereunder or contemplated thereby, including without limitation syndication expenses and the reasonable fees and expenses of a single outside counsel to KeyBanc and its affiliates (whether incurred before or after the execution of this letter), whether or not any of the transactions contemplated hereby are consummated. You further agree to pay all reasonable out-of-pocket costs and expenses of KeyBanc (including without limitation, reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.

You agree to indemnify and hold harmless each of KeyBanc and each other Lender, their respective affiliates and each of their respective directors, officers, employees, agents and advisors (each, an “Indemnified Party”), from and against any and all claims, damages, liabilities (including securities law liabilities), losses and expenses, including reasonable fees, expenses and disbursements of counsel, which may be incurred by or asserted against an Indemnified Party in connection with KeyBanc’s or any Lender’s commitment or participation in the transactions contemplated by this letter, the Facilities or any related matter or any investigation, litigation or proceeding in connection therewith and whether or not the Acquisition is consummated or the Facilities are drawn upon and whether or not such investigation, litigation or proceeding is brought by the Company, any of its shareholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party’s own gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

No Indemnified Party shall be responsible or liable to any other party hereto or any other person for consequential, special or punitive damages that may be alleged as a result of this letter or the breach of any party’s obligations hereunder or have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its shareholders or creditors for or in connection with the transactions contemplated hereby except to the extent such liability resulted from such Indemnified Party’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of court of competent jurisdiction.

This letter is delivered to you on the understanding that neither this letter nor any other agreement between us related to this letter or the Transactions, including the Term Sheet, and the Fee Letter, nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter (and then only on a confidential and “need to know” basis) or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof); provided, however, that you may, after your acceptance of this Commitment Letter and the Fee Letter, and only in connection with the Acquisition, disclose this letter and the Term Sheet (including Annex I attached thereto) and their terms and substance (but not the Fee Letter or its terms and substance) (i) to the Target in connection with or related to the Acquisition (and then only on a confidential and “need to know” basis), and (ii) to other persons to the extent the information being disclosed has been previously made publicly available other than through a breach of the terms of this Commitment Letter. Notwithstanding any of the foregoing to the contrary, you, KeyBanc and each Lender may disclose to any and all persons any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to KeyBanc or such Lender relating to the tax treatment and tax structure.

Our offer to provide the Facilities will terminate at 5:00 PM, Pacific Time, (i) on October 26, 2007, unless on or before that time you accept this letter by signing and returning an enclosed counterpart of this letter and the Fee Letter and (ii) if accepted by you on or prior to such time, on the earlier of December 28th, 2007 and the date of execution of the Facilities Documents. In any event your obligations with respect to indemnification, fees, costs, expenses, confidentiality, governing law, jurisdiction and waiver of jury trial shall remain in full force and effect, regardless of any termination of the commitment of KeyBanc made hereunder; provided, that upon execution of the Facilities Documents, your obligations with respect to indemnification set forth herein shall terminate automatically and be superseded by the indemnification provisions of the Facilities Documents.

This letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. You acknowledge that KeyBanc may provide debt financing, equity capital or other services (including financial advisory services) to parties whose interests may conflict with your or the Target’s respective interests. KeyBanc will not furnish confidential information obtained from you, the Target or any of your or its respective affiliates to any of KeyBanc’s other customers. Furthermore, KeyBanc shall have no obligation to use in connection with the transactions contemplated hereby, or to furnish to you or the Target, confidential information obtained by KeyBanc or any of its affiliates from any other person.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree that: (i) the Facilities and any related arranging or other services described in this Commitment Letter are an arm’s-length commercial transaction between you and your affiliates, on the one hand, and KeyBanc, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Commitment Letter; (ii) in connection with the process leading to such transaction, KeyBanc is and has been acting solely as principal and is not a fiduciary for you or any of your subsidiaries or affiliates, stockholders, creditors or employees or any other party; (iii) KeyBanc has not assumed nor will it assume a fiduciary responsibility in your or your subsidiaries’ or affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether KeyBanc has advised or is currently advising you or your subsidiaries or affiliates on other matters) and KeyBanc has no obligation to you or your subsidiaries or affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Commitment Letter and the definitive loan documentation; (iv) KeyBanc and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and your subsidiaries and affiliates and KeyBanc has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) KeyBanc has not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.  You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against KeyBanc with respect to any breach or alleged breach of fiduciary duty.

We hereby notify you that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 25, 2001), as amended (the “Patriot Act”), we may be required to obtain, verify and record information that identifies the Company, which information includes its name, address and tax identification number and other information regarding it that will allow us to identify it in accordance with the Patriot Act.  You agree to provide us with all documentation and other information required by bank regulatory authorities under the Patriot Act and any other “know your customer” and anti-money laundering rules and regulations.

This letter and KeyBanc’s commitment hereunder may not be assigned by you without the prior written consent of KeyBanc, and any attempted assignment without such consent shall be void. KeyBanc’s commitment hereunder may be assigned thereby to any of its affiliates or, in consultation with you, to any Lender. Any such assignment to an affiliate shall not relieve KeyBanc from any of its obligations hereunder unless and until the Facilities Documents with respect to such assigned commitment shall have been executed and delivered by the parties thereto, but any assignment to a Lender shall be by novation and shall release KeyBanc from its commitment hereunder pro tanto. This letter may not be amended or modified or any provision hereof waived except in writing signed by you and KeyBanc. This Commitment Letter together with the Term Sheet and the Fee Letter sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. This letter shall be governed by and construed in accordance with the internal laws of the State of New York. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal and/or state courts located within the City of New York. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter or the Fee Letter brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof. This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this letter by facsimile transmission shall be effective as delivery of a manually signed counterpart hereof.

We appreciate the opportunity to assist you in this very important transaction.

Please evidence your acceptance of this letter by signing and returning to the undersigned the enclosed copy of this letter.

Sincerely,

KEYBANC CAPITAL MARKETS

By:	/s/ Kevin McBride
Kevin McBride
Managing Director

In consideration of the foregoing, the undersigned hereby acknowledge and agree to the terms of the foregoing letter this 26th day of October, 2007.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ Eric DeMarco

Its:	President and CEO